Exhibit 10.1
REAL ESTATE SALE AGREEMENT
by and between
EQC OPERATING TRUST,
a Maryland real estate investment trust, Seller,
and
Bellevue 108 Avenue Owner LLC, Purchaser
for property located at
333 108th Avenue N.E.,
Bellevue, Washington
Dated: February 12, 2020

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TABLE OF CONTENTS
PURCHASE AND SALE OF PROPERTY

4.3.6 Tenant Inducement Costs, Leasing Commissions and Construction Contracts7

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11.16 Attorneys’ Fees.......................................................................................................... 27
11.17 No Memorandum of Agreement................................................................................ 27
11.18 Severability................................................................................................................ 27

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REAL ESTATE SALE AGREEMENT

[333 108th Avenue NE, Bellevue, Washington]

THIS REAL ESTATE SALE AGREEMENT (this “Agreement”) is made effective as of February 12, 2020 (the “Effective Date”), by and between EQC OPERATING TRUST, a Maryland real estate investment trust (“Seller”), and BELLEVUE 108 AVENUE OWNER LLC, a Delaware limited liability company (“Purchaser”).
In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
1.PURCHASE AND SALE OF PROPERTY. Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Seller and Seller shall sell to Purchaser a certain parcel of real estate (the “Real Property”) in the City of Bellevue, County of King, State of Washington, which parcel is more particularly described on Exhibit A attached hereto and commonly known as “Tower 333”, together with: (a) all buildings and improvements owned by Seller and located on the Real Property (the “Improvements”); (b) any and all of Seller’s easements and privileges appertaining to the Real Property or Improvements; (c) all right, title and interest of Seller in and to leases, occupancy agreements and license agreements affecting the Property or any part thereof (“Leases”) which are in effect as of the Closing Date (the “Assignable Leases”); (d) all furniture, furnishings, fixtures, equipment and other tangible personal property owned by Seller, located on the Property and used solely in connection therewith (the “Tangible Personal Property”), but excluding (i) any computer hardware and software, (ii) any item containing a logo, name or mark identifying Seller or Seller’s Affiliates (as defined in Section 10) and (iii) the items set forth on Exhibit B of that certain letter of even date herewith from Seller to Purchaser and countersigned by Purchaser (the “Company Disclosure Letter”); (e) all right, title and interest of Seller under any contract, agreement or license, whether written or oral, with respect to the maintenance, service, advertising, ownership or operation of the Real Property and the Improvements (“Service Contracts”) which are in effect as of the Closing Date, but excluding (i) Service Contracts which are not assignable without cost (unless Purchaser elects by written notice to Seller on or before the fifth (5th) Business Day prior to Closing to assume any such contracts, in which case Purchaser shall be responsible for such costs) or third party consent (to the extent such third party consent is not obtained on or prior to the Closing Date), (ii) Service Contracts designated as “National” or “Regional”, (iii) property management and leasing brokerage agreements or (iv) any written agreement or contract relating to any existing financing encumbering any of the Property (a list of Service Contracts in effect as of the Effective Date is attached as Exhibit C of the Company Disclosure Letter) (to the extent assumed by Purchaser at Closing in accordance with this Agreement, the “Assumed Service Contracts”); (f) all right, title and interest of Seller under any contracts for work or improvements at the Property (“Construction Contracts”), and which are in effect as of the Closing Date to the extent that work thereunder is not completed as of the Closing Date (“Assignable Construction Contracts”) (a list of Construction Contracts in effect as of the Effective Date is attached as Exhibit D of the Company Disclosure Letter) and (g) all Asset-Related Property (as defined on Schedule A hereto); all to the extent applicable to the period from and after the Closing Date (as defined in Section 4 below), except as expressly set forth to the contrary in this

Agreement; Items (a) through (g) above, together with the Real Property, are collectively referred to in this Agreement as the “Property”; provided, however, the term “Property” expressly excludes all property owned by tenants or other users or occupants of the Property, all rights with respect to any refund of taxes applicable to any period prior to the Closing Date (as defined in Section 4 below), all rights to any insurance proceeds or settlements for events occurring prior to Closing (subject to Section 5 below) and all property in the management office of the Property owned by the Property Manager (as defined in Section 4.1 below).
2.PURCHASE PRICE. The total consideration to be paid by Purchaser to Seller for the Property is Four Hundred One Million Five Hundred Thousand and No/100 Dollars ($401,500,000.00) (the “Purchase Price”), allocated as set forth on Exhibit E of the Company Disclosure Letter.
2.1 Earnest Money. By Noon (Eastern time) on the Effective Date, Purchaser shall deliver to the title company identified in the Company Disclosure Letter (in its capacity as escrow agent, the “Escrow Agent”) the sum of Twenty Million Dollars and No/100 Dollars ($20,000,000.00) (together with any interest earned thereon and net of investment costs, the “Earnest Money”) to be received and held pursuant to the Escrow Agreement attached as Exhibit E-1 of the Company Disclosure Letter, which shall be executed by Purchaser and Seller concurrently with the execution of this Agreement. The Earnest Money shall be invested in accordance with the terms of the Escrow Agreement. Any and all interest earned on the Earnest Money shall be reported to Purchaser’s federal tax identification number.
2.2 Cash Balance. At Closing, Purchaser shall pay to Seller the Purchase Price, less the Earnest Money, plus or minus the prorations and credits described in this Agreement and the Disclosure Letter (such amount, as adjusted, being referred to as the “Cash Balance”). Purchaser shall pay the Cash Balance at Closing to Escrow Agent by federal funds wire.
3.EVIDENCE OF TITLE.
3.1 Permitted Exceptions. Seller has delivered to Purchaser: (a) a current commitment for an ALTA Owner’s Title Insurance Policy (the “Title Commitment”), in the amount of the Purchase Price, issued by the title company identified in the Company Disclosure Letter (in its capacity as title insurer, “Title Insurer”) as Commitment No. NCS-813509-07-LA2, dated November 13, 2019; (b) available copies of all title exception documents referred to in the Title Commitment, and (c) a current survey of the Real Property and the Improvements (“Survey”). At Closing, Purchaser may cause the Title Commitment to be updated for purposes of issuance of an ALTA Owner’s Policy of Title Insurance insuring fee simple title to the Real Property and the Improvements (the “Owner’s Policy”). Purchaser and Seller agree that at Closing, the Property shall be conveyed subject only to the exceptions listed on Exhibit F-1 of the Company Disclosure Letter (“Permitted Exceptions”).
3.2 Matters After the Effective Date. Between the Effective Date and the Closing Date, Purchaser may notify Seller in writing (the “Gap Notice”) of Purchaser’s objections to any exceptions that (i) affect Purchaser or the Property in a manner which is adverse and is not de minimis, (ii) were not disclosed by the Title Commitment or Survey (other than, for the avoidance of doubt, any exception to the Title Commitment raised prior to the Effective Date for claims under recorded liens resulting from work contracted by Amazon) and (iii) are not set forth on Exhibit F-1 of the Company Disclosure Letter; provided, however, Purchaser must notify Seller of each such objection within three (3) Business Days after receiving written notice from Title Insurer or receipt of an update to the Survey notifying Purchaser of the existence of same (but in no event later than the day prior to the Closing Date unless Purchaser first learns of such exception on the Closing Date). Any matters which are timely objected to by Purchaser shall be herein collectively called the “Title Objections”. If Purchaser delivers a Gap Notice to Seller, Seller shall have until the date that is five (5) Business Days after Seller’s receipt of the Gap Notice (and in any event no later than the earlier of (x) two (2) Business Days after receipt of the Gap Notice or (y) the Closing Date) to provide written notice to Purchaser (“Seller’s Response”) specifying whether or not Seller elects to Cure such Title Objections. “Cure” means (a) cause to be discharged of record, or (b) cause to be removed from the Owner’s Policy or insured over, in either case, in a manner reasonably acceptable to Purchaser, at Seller’s expense (provided if Purchaser disapproves an endorsement over a Required Removal Item, then such matter shall not be deemed a Required Removal Item but Purchaser shall maintain the right to terminate this Agreement as a result thereof pursuant to Section 3.2 hereof) (the “Endorsement Proviso”). If Seller fails to provide Seller’s Response within the required period as set forth above, Seller will be deemed to have elected not to Cure the Title Objections. If Seller either elects or is deemed to have elected not to Cure any of the Title Objection(s), Purchaser shall either (1) waive such Title Objections (in which event such matters or exceptions shall be Permitted Exceptions and Purchaser will close in accordance with the terms of this Agreement), or (2) terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser, at which time this Agreement shall, without further action of the parties, terminate and become null and void and neither party shall have any further rights or obligations under this Agreement, except for those which expressly survive termination of this Agreement prior to the earlier. Such election must be made by Purchaser the earlier of (a) noon Central time on the Closing Date and (b) five (5) Business Days after Purchaser’s receipt of Seller’s Response to the Gap Notice (or, if Seller’s Response to the Gap Notice is not timely delivered, five (5) Business Days after the expiration of the time permitted for Seller to issue Seller’s Response to the Gap Notice). Further, if Seller elects to Cure any matters or exceptions and fails to do so on or before the Closing Date and is otherwise unable to convey fee title to the Property to Purchaser at Closing subject only to Permitted Exceptions (provided that Seller may extend the Closing Date for such period as shall be reasonably required to cause Title Insurer to remove or discharge over such matters and exceptions (but not exceeding thirty (30) days) in the aggregate), Purchaser shall have the option, as its sole and exclusive remedy, to either (i) waive the unsatisfied objections (in which event such matters or exceptions shall be Permitted Exceptions) and close, or (ii) terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser, at which time this Agreement shall, without further action of the parties, terminate and become null and void and neither party shall have any further rights or obligations under this Agreement, except for those which expressly survive termination of this Agreement. If Purchaser does not elect to terminate this Agreement, Purchaser shall consummate the Closing and accept title to the Property subject to all such exceptions and matters (in which event, all such exceptions and matters shall be deemed Permitted Exceptions). Notwithstanding anything in this Agreement to the contrary but subject to the Endorsement Proviso, Seller shall be obligated at or prior to Closing to Cure all Required Removal Items (as defined on Schedule A hereto); provided, however, in the event that there exists one or more Monetary Encumbrance(s) (as defined on Schedule A hereto) in an aggregate amount in excess of the Monetary Encumbrance Cap (as defined on Schedule A hereto), then Seller shall not be required to cause such Monetary Encumbrance(s) to be removed and the Purchaser may elect to (i) accept title to the Property subject to such Monetary Encumbrance(s) at Closing and receive a credit to the Purchase Price in the amount of the Monetary Encumbrance Cap or (ii) to terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser, at which time this Agreement shall, without further action of the parties, terminate and become null and void and neither party shall have any further rights or obligations under this Agreement, except for those which expressly survive termination of this Agreement.
4.CLOSING. The payment of the Purchase Price, the transfer of title to the Property, and the satisfaction of all other terms and conditions of the transaction contemplated by this Agreement (the “Closing”) shall occur at noon Pacific time on March 12, 2020 (such day, as the same may be extended pursuant to Section 3.2 hereof, this Section 4 or Section 2 of the Company Disclosure Letter), being sometimes referred to as the “Closing Date”), through escrow at the office of Title Insurer identified in the Company Disclosure Letter. Purchaser may extend the originally scheduled Closing Date for a period of up to thirty (30) days upon (i) written notice to Seller given at or prior to noon central on the then-scheduled Closing Date (the “Extension Notice”) and (ii) the deposit of additional Earnest Money in the amount of Five Million Dollars ($5,000,000) which shall be deemed “Earnest Money” for all purposes hereunder and which shall be deposited with Escrow Agent substantially simultaneously with the delivery by Purchaser of the Extension Notice. Seller may elect to extend the originally scheduled Closing Date to a date no more than ten (10) Business Days from the originally scheduled Closing Date by written notice to Purchaser no less than three (3) Business Days prior to the originally scheduled Closing Date. If the date for Closing provided above falls on a day which is not a Business Day, then the Closing Date will be the next Business Day.
4.1 Seller’s Closing Deliveries. At Closing, Seller shall execute (as necessary) and deliver to Purchaser (either through escrow or as otherwise provided below) each of the documents described below: (i) one original Bargain and Sale Deed in form attached hereto as Exhibit F; (ii) two original counterparts of a bill of sale and assignment and assumption of Assignable Leases, Assignable Service Contracts and Assignable Construction Contracts, in the form attached hereto as Exhibit G (the “Bill of Sale and General Assignment”); (iii) one original notice letter to tenants, substantially in the form attached hereto as Exhibit H; (iv) one original notice letter to each vendor or contractor under the Assumed Contracts and the assumed Construction Contracts in the form attached hereto as Exhibit I; (v) Seller’s non-foreign affidavit, in the form attached hereto as Exhibit J; (vi) one counterpart of the Joint Closing Statement (as defined in Section 4.3 below); (vii) one counterpart of the final and agreed-upon closing statement prepared by Escrow Agent (the “Escrow Agent’s Closing Statement”); (viii) evidence of termination of (a) any existing master property management agreement with Equity Commonwealth Management LLC, a Delaware limited liability company (“EQC Management”), (b) any property management company identified in the Company Disclosure Letter (any such entity, together with EQC Management, individually and/or collectively, “Property Manager”), (c) any Affiliated Agreement; (d) all Service Contracts other than the Assumed Contracts; (ix) such transfer tax forms as are required by law, including, but not limited to, a Washington Real Estate Excise Tax Affidavit; (x) a certificate confirming, subject to Section 9.2 below, Seller’s representations and warranties as if made on the Closing Date (the “Transfer Documents”); (xi) subject to Section 4.4.3 assignments of Seller’s rights to any security deposit that is not in the form of cash; (xii) an affidavit in the form of Exhibit R to the Company Disclosure Letter (“Title Affidavit”) and (xiii) such evidence of Seller’s organization, power and authority as Title Insurer may reasonably request. To the extent that any Service Contract is not to be assigned at Closing in accordance with Section 1 above such contract shall not be assigned (each such contract, a “Terminated Contract”). To the extent any Construction Contract is not to be assigned at Closing in accordance with Section 1 above, and the work thereunder is not completed by the Closing Date, the parties shall in good faith attempt to agree upon a delegation or other transfer of duties and rights thereunder which comply with the terms and conditions of such Construction Contract. The Joint Closing Statement and Escrow Agent’s Closing Statement may be signed in facsimile or PDF counterparts on the Closing Date. To the extent available, Seller shall leave all of the original Leases, Assignable Service Contracts, keys, plans and specifications, licenses and permits pertaining to the Property at the Real Property.
4.2 Purchaser’s Closing Deliveries. At Closing, Purchaser shall deliver or cause to be delivered to Seller executed counterparts of the Bill of Sale and General Assignment, the Assumption (as defined in the Company Disclosure Letter), the Joint Closing Statement, the Escrow Agent’s Closing Statement and the Transfer Documents such evidence of Purchaser’s organization, power and authority as Seller or Title Insurer may reasonably request, and a certificate updating Purchaser’s representations and warranties as if made on the Closing Date.
4.3 Closing Prorations and Adjustments. The provisions of this Section 4.3 shall survive the Closing. Seller shall prepare a statement of the prorations and adjustments required by this Agreement (the “Joint Closing Statement”) and submit it to Purchaser for approval at least two (2) Business Days prior to the Closing Date. The items listed below are to be prorated or adjusted as of 11:59 p.m. Pacific Time on the day preceding the Closing Date (it being understood that, for purposes of prorations and adjustments, Seller shall be deemed the owner of the Property on the day immediately preceding the Closing Date and Purchaser shall be deemed the owner of the Property as of the day of the Closing Date; provided, however, that in the event any of the Leases provide that a tenant is to directly pay any of the expenses set forth below in this Section 4.3 to a third party other than Seller, then such amount shall not be prorated).
4.3.1 Taxes. Real estate and personal property taxes and assessments (collectively “Taxes”) for the fiscal tax year in which Closing occurs shall be prorated based upon the Taxes payable during such fiscal tax year regardless of the period for which such Taxes are assessed (i.e., on a cash, not an accrual basis) and assuming Taxes payable in installments are paid in installments. Such proration shall be final and not reprorated after Closing.
Such proration shall be made on the basis of the number of days in such fiscal tax year of Closing that the Property will have been owned by Seller and Purchaser, respectively, taking into account any amount of Taxes for the fiscal tax year in which Closing occurs paid by Seller prior to Closing.
If the amount of Taxes payable during the entire fiscal tax year in which Closing occurs is not known at Closing, then the proration shall be made on the basis of the amount of the tax bill(s) for the then most recent fiscal year for which full tax bill(s) have been issued (and, for the avoidance of doubt, any such proration shall be final and not reprorated after Closing). If the amount of Taxes payable during the fiscal tax year in which Closing occurs is known at Closing, then the proration shall be made on the basis of the full amount of Taxes payable during the fiscal tax year in which Closing occurs (such amount, in either case, the “Tax Amount”).
At Closing, as applicable, either (a) if the amount, if any, of Taxes paid by Seller for the fiscal tax year of Closing is less than the portion of the Tax Amount for the fiscal tax year of Closing which relates to the period prior to Closing, then Purchaser shall receive a credit at Closing equal to the amount by which (i) the portion of the Tax Amount for the fiscal tax year of Closing which relates to the period prior to Closing exceeds (ii) any amounts thereof paid by Seller, and Purchaser shall pay the applicable Taxes when due, or (b) if the amount, if any, of Taxes paid by Seller for the fiscal tax year of Closing is greater than the portion of the Tax Amount for the fiscal tax year of Closing which relates to the period prior to Closing, then Seller shall receive a credit at Closing equal to the amount by which (i) any amounts paid by Seller for Taxes for the fiscal tax year of Closing exceed (ii) the portion of the Tax Amount for the fiscal tax year of Closing which relates to the period prior to Closing, and Purchaser shall pay any additional applicable Taxes when due. Seller shall pay at or prior to Closing any Taxes that would be delinquent as of the Closing if unpaid.
4.3.2 Rent. To the extent collected by Seller prior to Closing, the “minimum” or “base” rent and parking revenue, if any (collectively, “Rent”), paid by tenants under the Assignable Leases for the calendar month in which the Closing occurs shall be prorated between Purchaser and Seller on the basis of the number of days of such month the Property will have been owned by Purchaser and Seller, respectively. There shall be no proration of any rent which is delinquent as of the Closing Date. Rent collected on or after the Closing Date shall be applied first to the month of Closing, then to any delinquency existing for the period thereafter and then to any delinquency for the period prior to Closing. Purchaser shall cause any rent applicable to the period prior to Closing to be remitted to Seller if, as, and when collected. At Closing, Seller shall deliver to Purchaser a schedule of all delinquent rent. In the event any delinquent rent is omitted from such schedule, Seller shall not be deemed to have waived its rights to such rent. Purchaser shall include the amount of delinquent rent in the first bills thereafter submitted to the tenants in question after the Closing, and shall continue to do so for three (3) months thereafter. Purchaser shall promptly deliver to Seller a copy of each such bill submitted to tenants. After such three (3) month period following Closing, Seller may pursue remedies directly against delinquent tenants, but may not sue to evict or otherwise dispossess such tenants. Any percentage rent collected in connection with any Assignable Leases shall not be prorated at Closing but shall be prorated after the applicable lease year is over and total revenues and breakpoint have been reconciled under the applicable Assignable Lease, with such revenues and breakpoint allocated evenly over the year in which Closing occurs on a daily basis and any amount payable from one party to the other shall be paid promptly after such reconciliation is required under the applicable Assignable Lease.
4.3.3 Security Deposits. Purchaser shall receive a credit at Closing in the amount of any unapplied refundable cash security deposits under the Assignable Leases. In addition, Seller shall use commercially reasonable efforts to assign (to the extent assignable) and deliver to the issuing bank at Closing any and all letters of credit and other instruments held by Seller as security deposits; provided, if such instrument is not assignable, then Seller shall use commercially reasonable efforts to provide Purchaser at Closing a substitute instrument in favor of Purchaser and, unless and until such instrument is so assigned or a substitute instrument is so provided, Seller shall hold such instrument in trust for Purchaser and shall draw upon such instrument and deliver the proceeds thereof to Purchaser as and when requested by Purchaser in writing.
4.3.4 Utilities. Water, electric, telephone and all other utility and fuel charges, fuel on hand (at cost plus sales tax), and any other payments to utility companies shall be prorated. If possible, utility prorations will be handled by final meter readings on the Closing Date, in which event no proration will be made at Closing with respect to utility bills. If final readings are not possible, or if any such charges are not separately metered, such charges will be prorated on a daily basis based on the most recent period for which actual costs incurred are available. Utility deposits shall be returned to Seller.
4.3.5 Service Contracts. Amounts due and prepayments under Assumed Service Contracts (other than non-recurring, upfront payments by any vendor to Seller) shall be prorated, with Purchaser receiving a credit against the Purchase Price for all payments due or owing and unpaid under any Assumed Service Contracts as of the Closing Date.
4.3.6 Fees Payable. Assigned license and permit fees, and similar fees and expenses of operation shall be prorated.
4.3.7 Tenant Inducement Costs, Leasing Commissions and Construction Contracts.
4.3.7.1 Tenant Inducements. Purchaser shall be responsible for the payment of all of the following Tenant Inducement Costs (as defined below):

(a) those specifically identified as Purchaser’s obligation on Exhibit K-1 of the Company Disclosure Letter and (b) those payable under a New Lease entered into in accordance with the terms of this Agreement. In addition, Purchaser shall reimburse Seller for the amount that Seller pays for the reasonable third-party legal services provided in connection with the negotiation and entering into of any New Lease in accordance with terms of this Agreement and incurred by Seller (i) in the amount set forth on Exhibit K-1 of the Company Disclosure Letter with respect to such costs incurred prior to the Effective Date or (ii) after the Effective Date.
Seller shall be responsible for the payment of those Tenant Inducement Costs specifically identified as Seller’s obligations on Exhibit K-1 of the Company Disclosure Letter and any Tenant Inducement Costs that are not the express obligation of Purchaser pursuant to this Agreement.
“Tenant Inducement Costs” means any amounts required under a Lease to be paid or credited by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, without limitation, tenant improvement costs, lease buyout costs (other than those accruing as a result of a buyout option executed by Purchaser after the Closing Date, which buyout costs shall be Purchaser’s sole and exclusive responsibility), moving, design, refurbishment and club membership allowances, “tenant allowances” in lieu of or as reimbursements for the foregoing; but specifically excluding loss of income resulting from any free rental period (it being agreed that Seller shall bear the loss resulting from any free rental period until the Closing Date and that Purchaser shall bear such loss from and after the Closing Date).
If, as of the Closing Date, Seller shall have paid or provided a credit to the tenant for any Tenant Inducement Costs for which Purchaser is responsible pursuant to this Section 4.3.7.1, Seller shall be credited with an amount equal to such Tenant Inducement Costs. If, as of the Closing Date, Seller shall not have paid or provided a credit to the tenant for any Tenant Inducement Costs for which Seller is responsible to have paid or provided a credit to the tenant prior to the Closing Date in accordance with the provisions of this Section 4.3.7.1, Purchaser shall be credited with an amount equal to such Tenant Inducement Costs and Purchaser shall assume the obligation to pay the same.
4.3.7.2 Leasing Commissions. Purchaser shall be responsible for the payment of all of the following leasing commissions: (a) those specifically identified as Purchaser’s obligation on Exhibit K-2 of the Company Disclosure Letter; and (b) those paid or payable in connection with any New Lease entered into in accordance with the terms of this Agreement.
Seller shall be responsible for the payment of those leasing commissions specifically identified as Seller’s obligations on Exhibit K-2 of the Company

Disclosure Letter and any leasing commissions that are not the express obligation of Purchaser pursuant to this Agreement.
If, as of the Closing Date, Seller shall have incurred any leasing commission for which Purchaser is responsible pursuant to this Section 4.3.7.2, Seller shall be credited with an amount equal to such leasing commission. If, as of the Closing Date, Seller shall not have incurred any leasing commission for which Seller is responsible to have paid prior to the Closing Date in accordance with the provisions of this Section 4.3.7.2, Purchaser shall be credited with an amount equal to such leasing commission and Purchaser shall assume the obligation to pay the same.
4.3.7.3 Construction Contracts. Purchaser and Seller shall each be responsible for the payment of amounts under Assignable Construction Contracts (or otherwise) as designated on Exhibit K-3 of the Company Disclosure Letter.
If, as of the Closing Date, Seller shall have incurred any costs under Assignable Construction Contracts for which Purchaser is responsible pursuant to this Section 4.3.7.3, Seller shall be credited with an amount equal to such costs. If, as of the Closing Date, Seller shall not have incurred any costs under Assignable Construction Contracts for which Seller is responsible in accordance with the provisions of this Section 4.3.7.3, Purchaser shall be credited with an amount equal to such costs and Purchaser shall assume the obligation to pay the same.
4.3.8 Construction Management Fee. Seller and Purchaser shall each be entitled to 50% of the construction management fee as set forth in Section 7 of Addendum 4 of the Amazon Lease (the “Construction Management Fee”).  Purchaser shall receive at Closing a credit in the amount of 50% of any portion of the Construction Management Fee received or retained by Seller out of the TI Allowance (as defined in the Amazon Lease) prior to Closing.  Seller shall receive 50% of any portion of the Construction Management Fee received or retained out of the TI Allowance (as defined in the Amazon Lease) by Purchaser following the Closing, in accordance with Section 4.7 hereof.  Purchaser shall pay Seller its 50% share of each installment of Construction Management Fee received or retained by Purchaser within five (5) Business Days of receipt or retention by Purchaser.
Except as to any proration which is deemed final under the provisions of this Section 4.3, if any item of income or expense set forth in this Section 4.3 is based on an estimate or is to be determined after Closing, then Seller and Purchaser shall make, and each shall be entitled to, an appropriate reproration to each such item in accordance with Section 4.7 hereof. Any amounts due from one party to the other as a result of such reproration shall be paid promptly in cash to the party entitled thereto. Seller and Purchaser hereby covenant and agree to make available to each other for review such records as are necessary to complete such reprorations. The provisions of this Section 4.3 shall survive the Closing.

4.4 Former Tenants. Notwithstanding anything to the contrary contained in this Agreement, if Purchaser receives a payment from and after Closing from a tenant under a Lease which has expired as of the Closing Date, Purchaser shall promptly pay over such amount to Seller.
4.5 Reservation of Rights to Contest. Notwithstanding anything to the contrary contained in this Agreement, Seller reserves the right to meet with governmental officials and to contest any reassessment or assessment of the Property or any portion thereof and to attempt to obtain a refund for any taxes previously paid for periods prior to the Closing Date; provided, however, that Seller shall not settle any such proceeding which could reasonably be expected to impact taxes owing for any period from and after the Closing without Purchaser’s prior written consent, which consent shall not be unreasonably withheld or delayed. Seller shall retain all rights with respect to any refund of taxes applicable solely to any period prior to the Closing Date.
4.6 Transaction Costs. Except as otherwise specifically set forth in this Agreement, the closing costs and other costs incurred in connection with the transactions contemplated by this Agreement shall be paid as follows: (a) Seller shall pay for (i) the base premium payable to the Title Insurer in connection with the issuance of an ALTA standard owner’s title policy, (ii) one-half (½) of all escrow fees payable to Escrow Agent, and (iii) all transfer taxes, sales and use taxes, documentary stamps and intangible taxes and similar taxes or charges, if any, including without limitation all real estate excise tax related to the sale of the Real Property, including RCW Chapter 82.45; and (b) Purchaser shall pay for (i) all title insurance costs and fees in excess of the cost of ALTA standard owner’s coverage, including any for extended coverage, endorsements, coinsurance or reinsurance, and any loan policy charges, (ii)  all recording charges, (iii) intentionally omitted, and (iv) one-half (½) of all escrow fees payable to Escrow Agent. Seller and Purchaser shall be responsible for the fees of their respective attorneys except as otherwise set forth herein. Except as expressly set forth herein, Seller and Purchaser shall each be responsible for any additional costs and charges customarily charged to Seller or Purchaser, as applicable, in accordance with common escrow practices in King County, Washington. To the extent any of the foregoing obligations are not paid at Closing, such obligations shall survive the Closing.
4.7 Reprorations. All reprorations contemplated by this Agreement shall be completed within ninety (90) days after Closing, subject to extension solely to the extent necessary due to the unavailability of final information but in no event to exceed one hundred eighty (180) days after Closing. The provisions of this Section 4.7 shall survive the Closing for one hundred eighty (180) days.
5.CASUALTY LOSS AND CONDEMNATION. If, prior to Closing, the Property, or any part thereof shall be condemned, destroyed, or damaged by fire or other casualty, Seller shall promptly so notify Purchaser. In the event of a Material Loss (as hereinafter defined), either Seller or Purchaser shall have the option to terminate this Agreement by giving notice to the other party within fifteen (15) days of the date Seller provides notice to Purchaser of the Material Loss (but no later than the Closing). If the condemnation, destruction or damage does not result in a Material Loss, then Seller and Purchaser shall consummate the transaction contemplated by this Agreement notwithstanding such condemnation, destruction or damage. If the transaction contemplated by this

Agreement is consummated, then (i) in the case of a condemnation, Purchaser shall be entitled to receive any condemnation proceeds, (ii) in the case of a casualty, Purchaser shall be entitled to receive (A) any proceeds of insurance under any policy(ies) of insurance applicable to the destruction or damage of the Property, (B) the amount of (i) any deductible and (ii) if and only if the loss not a Material Loss and Purchaser has no right to terminate this Agreement as a result of such casualty, the uninsured portion of such loss, as a credit against the Purchase Price, and (C) any remaining cost to repair not covered by Seller’s insurance (if any); all net of repair costs incurred by Seller in accordance with the terms of this Agreement and (iii) Seller shall, at Closing, execute and deliver to Purchaser all customary proofs of loss and other similar items. If Purchaser elects to terminate this Agreement in accordance with this Section 5, the Earnest Money shall be returned to Purchaser, at which time this Agreement shall, without further action of the parties, terminate and become null and void and neither party shall have any further rights or obligations under this Agreement, except for those which expressly survive termination of this Agreement. For purposes of this Section 5, a “Material Loss” with respect to Purchaser’s right to terminate means (i) casualty, condemnation, damage or destruction that is reasonably estimated by Seller’s insurer or appraiser to cost or be valued at (as the case may be) more than TWENTY MILLION Dollars ($20,000,000.00) as to the Property or any portion thereof, or (ii) such damage, condemnation or destruction would permit Amazon to terminate its Lease and Amazon has not waived such right to terminate on or prior to the Closing Date, and with respect to Seller’s right to terminate means any casualty, condemnation, damage or destruction that is reasonably estimated by Seller’s insurer or appraiser to cost or be valued at (as the case may be) more than FORTY MILLION Dollars ($40,000,000.00) as to the Property or any portion thereof.
6.BROKERAGE. Seller agrees to pay (pursuant to a separate agreement) upon Closing a brokerage commission due to the Broker (as defined in the Company Disclosure Letter) for services rendered in connection with the sale and purchase of the Property. Seller and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all other brokers and finders claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, attorneys’ fees and expenses incurred by the indemnified party in connection with such claim.
7.DEFAULT AND REMEDIES.
7.1 Pre-Closing Purchaser’s Remedies. Notwithstanding anything to the contrary contained in this Agreement, if Closing does not occur due to a Seller default, then, as Purchaser’s sole and exclusive remedy hereunder and at Purchaser’s option, either (a) the Earnest Money shall be returned to Purchaser, at which time this Agreement shall, without further action of the parties, terminate and become null and void and neither party shall have any further rights or obligations under this Agreement, except for those which expressly survive termination of this Agreement, or (b)  Purchaser may seek specific performance of this Agreement, but not damages. Purchaser’s failure to seek specific performance within forty-five (45) days following the date upon which Closing was to have occurred shall constitute its election to proceed under clause (a) above.
7.2 Pre-Closing Seller’s Remedies. PURCHASER AND SELLER ACKNOWLEDGE THAT IT WOULD BE EXTREMELY IMPRACTICAL AND DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES WHICH WOULD BE

SUFFERED BY SELLER IF PURCHASER FAILS TO CONSUMMATE THE PURCHASE AND SALE CONTEMPLATED HEREIN FOR ANY REASON OTHER THAN SELLER’S DEFAULT HEREUNDER OR THE FAILURE OF A CONDITION PRECEDENT TO PURCHASER’S OBLIGATION TO CLOSE HEREUNDER. PURCHASER AND SELLER HAVE CONSIDERED CAREFULLY THE LOSS TO SELLER OCCASIONED BY TAKING THE PROPERTY OFF THE MARKET AS A CONSEQUENCE OF THE NEGOTIATION AND EXECUTION OF THIS AGREEMENT, THE EXPENSES OF SELLER INCURRED IN CONNECTION WITH THE PREPARATION OF THIS AGREEMENT AND SELLER’S PERFORMANCE HEREUNDER, AND THE OTHER DAMAGES, GENERAL AND SPECIAL, WHICH PURCHASER AND SELLER REALIZE AND RECOGNIZE SELLER WILL SUSTAIN BUT WHICH SELLER CANNOT AT THIS TIME CALCULATE WITH ABSOLUTE CERTAINTY. BASED ON ALL THOSE CONSIDERATIONS, PURCHASER AND SELLER HAVE AGREED THAT THE DAMAGE TO SELLER IN SUCH EVENT WOULD REASONABLY BE EXPECTED TO BE EQUAL TO THE SUM OF THE EARNEST MONEY. ACCORDINGLY, IF CLOSING DOES NOT OCCUR DUE TO FAILURE OF PURCHASER TO CLOSE AND PAY THE PURCHASE PRICE, THEN SELLER SHALL HAVE THE RIGHT, AS ITS SOLE AND EXCLUSIVE REMEDY, TO RETAIN THE EARNEST MONEY AS FULL AND COMPLETE LIQUIDATED DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 7.2 SHALL LIMIT ANY INDEMNIFICATION OBLIGATION OF PURCHASER UNDER THIS AGREEMENT.
7.3 Post-Closing Remedies. After Closing, Seller and Purchaser shall, subject to the terms and conditions of this Agreement including without limitation Section 10 below, have such rights and remedies as are available at law or in equity, except that neither Seller nor Purchaser shall be entitled to recover from the other consequential, punitive or exemplary damages (other than any such damages due to third parties). This Section 7.3 shall survive the Closing.
8.CONDITIONS PRECEDENT.
8.1 Purchaser Conditions. The following events shall be conditions precedent to the obligation of Purchaser to consummate the Closing hereunder, provided, however, that the Purchaser shall have the right, in its sole and absolute discretion, to waive any of such conditions precedent in writing on or before the Closing Date:
8.1.1 Estoppel Certificates. Purchaser shall have timely received the Required Estoppel Certificate as outlined in the Company Disclosure Letter.
8.1.2 Accuracy of Seller’s Representations and Warranties. Each of Seller’s representations and warranties set forth in Section 9.1 below and in the Company Disclosure Letter shall be materially true and correct (without giving effect to any qualification as to materiality or other correlative terms) as of the Closing Date as though such representations and warranties were made on and as of the Closing Date unless such representation or warranty was made specifically only as of the Effective

Date (or shall be materially true and correct subject to any change thereto resulting from any actions taken by Seller permitted under Section 9.2). If the foregoing condition is not satisfied and (a) such failure would result in a material adverse effect on the Property or Purchaser (it being acknowledged and agreed by the parties that only a failure of the foregoing condition that relates to any matter that gives rise to, or could reasonably be expected to give rise to, any loss, damage, liability, cost or expense (including the diminution in value of the Property) (a “Loss”) in excess of Four Million Dollars ($4,000,000) shall be deemed to have a material adverse effect on the Property and Purchaser) and (b) Seller has not cured such failure as of the Closing Date (which cure shall cause the applicable representation(s) and warranty(ies) to become true and correct), then Purchaser, as Purchaser’s sole remedy, shall have the right to terminate this Agreement and receive the return of the Earnest Money by delivering written notice thereof to Seller on or before the Closing Date, and upon timely delivery of such written notice to Seller, this Agreement shall, without further action of the parties, terminate and become null and void and neither party shall have any further rights or obligations under this Agreement, except for those which expressly survive termination of this Agreement. If Purchaser does not terminate this Agreement pursuant to its rights under this Section 8.1.2 then such representations and warranties shall be deemed modified to take into account any such fact of which Purchaser was aware prior to or at Closing. In the event Purchaser closes with Purchaser’s Knowledge that a representation or warranty is untrue, except to the extent that Purchaser did not have the right to terminate this Agreement on the basis of such breach, Purchaser is prohibited from making any claims against Seller as a result thereof following the Closing; provided, Purchaser shall not have the right to make any such claim following the Closing unless Purchaser, on or prior to Closing, gave notice to Seller of such claim.
8.1.3 Waiver of Right to Receive Disclosure Statement Right to Rescind. PURSUANT TO CHAPTER 64.06 RCW, WITH RESPECT TO THE PROPERTY, PURCHASER HEREBY WAIVES ITS RIGHT TO RECEIVE THE DISCLOSURE STATEMENT REQUIRED UNDER CHAPTER 64.06 RCW (“DISCLOSURE STATEMENT”). Purchaser is hereby provided with the “Environmental” section of the Disclosure Statement attached as Exhibit P to the Company Disclosure Letter. Purchaser agrees that any information discovered by Purchaser concerning the Property prior to Closing will not obligate Seller to prepare and deliver to Purchaser a revised or updated Disclosure Statement, regardless of the source of any new information. PURCHASER ALSO HEREBY WAIVES, TO THE FULLEST EXTENT PERMISSIBLE BY LAW, THE RIGHT TO RESCIND THIS AGREEMENT PURSUANT TO ANY PROVISION OF CHAPTER 64.06 RCW. IT IS PURCHASER’S INTENT THAT ANY DISCLOSURE STATEMENT PROVIDED BY SELLER WILL NOT BE RELIED UPON BY PURCHASER AND WILL NOT GIVE PURCHASER ANY RIGHTS WITH RESPECT TO THE PROPERTY UNDER THIS AGREEMENT. THIS WAIVER OF THE RIGHT TO RESCIND APPLIES TO THE DISCLOSURE STATEMENT PROVIDED TO PURCHASER AND APPLIES PROSPECTIVELY TO ANY UPDATED OR

REVISED DISCLOSURE STATEMENTS THAT MAY BE PROVIDED BY SELLER TO PURCHASER.
8.1.4 Title. Provided that Purchaser complies with all requirements to be complied with by the proposed insured as set forth in the Title Commitment (which are within the sole control of Purchaser and excluding any requirements that are the obligation of Seller pursuant to this Agreement), the Title Company shall be irrevocably and unconditionally committed to issue the Owner’s Policy subject only to the Permitted Exceptions to Purchaser. For the avoidance of doubt, under no circumstances will either (x) the existence of the right of first offer pursuant to the Amazon Lease with respect to the sale to Purchaser or (y) an exception for claims under recorded mechanics (or similar recorded) liens arising out of work contracted by any tenant, be deemed a “Permitted Exception” hereunder.
8.1.5 Documents. Seller shall have delivered to or for the benefit of the other party, on or before the Closing Date, all of the documents and items required to be delivered pursuant to Section 4 hereof.
8.1.6 Covenants. Seller shall have performed or complied in all material respects with each obligation and covenant required by this Agreement and the Company Disclosure Letter to be performed or complied with by Seller on or before the Closing Date.
8.1.7 Orders. No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any governmental authority of competent jurisdiction shall be in effect as of the Closing Date which restrains or prohibits the transfer of the Property or any portion thereof.
8.1.8 Proceedings. No action, suit or other proceeding shall be pending which shall have been brought to restrain or prohibit the transfer of the Property.
8.1.9 Amazon Lease. The Amazon Lease shall be in full force and effect.
If any of the foregoing conditions are not satisfied as of the Closing Date (other than due to Purchaser’s breach of this Agreement), then Purchaser shall have the right, at Purchaser’s sole option but without limiting any of Purchaser’s rights and remedies under this Agreement if such failure of condition is also a default by Seller, to terminate this Agreement by written notice to Seller, whereupon the Earnest Money shall be promptly returned to Purchaser and at which time this Agreement shall, without further action of the parties, terminate and become null and void and neither party shall have any further rights or obligations under this Agreement, except for those which expressly survive termination of this Agreement.
8.2 Seller Conditions. The following events shall be conditions precedent to the obligation of Seller to consummate the Closing hereunder, provided, however, that the Seller shall have the right, in its sole and absolute discretion, to waive any of such conditions precedent in writing on or before the Closing Date:

8.2.1 Accuracy of Purchaser’ Representations and Warranties. Each of Purchaser’s representations and warranties set forth in Section 9.4 below shall be materially true and correct as of the Closing.
8.2.2 Covenants. Purchaser shall have performed or complied in all material respects with each obligation and covenant required by this Agreement and the Company Disclosure Letter to be performed or complied with by Purchaser on or before the Closing Date.
8.2.3 Documents. Purchaser shall have delivered to or for the benefit of the other party, on or before the Closing Date, all of the documents and items required to be delivered pursuant to Section 4 hereof or pursuant to the Company Disclosure Letter.
8.2.4 Payment. Escrow Agent shall have received the Purchase Price in accordance with Section 2 hereof and all other amounts due to Seller hereunder.
If any of the foregoing conditions are not satisfied as of the Closing Date (other than due to Seller’s breach of this Agreement), then Seller shall have the right, at Seller’s sole option, to terminate this Agreement by written notice to Purchaser, whereupon the Earnest Money shall be promptly paid to Seller at which time this Agreement shall, without further action of the parties, terminate and become null and void and neither party shall have any further rights or obligations under this Agreement, except for those which expressly survive termination of this Agreement.
9.REPRESENTATIONS, WARRANTIES AND COVENANTS.
9.1 Seller’s Representations and Warranties. Subject to Section 9.5 below, Seller hereby represents and warrants to Purchaser as to the following matters:
9.1.1 Organization and Authority. Seller is duly organized and in good standing under the laws of the state of its organization. Seller has the power and authority under its organizational documents to sell, transfer, convey and deliver the Property to be sold and purchased hereunder, and all action and approvals required thereunder have been duly taken and obtained.
9.1.2 No Conflict. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of Seller’s organizational documents. No (i) consent, waiver, license, permit, approval or authorization is required from any person or entity (that has not already been obtained), or (ii) registration, filing or declaration with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby.

9.1.3 Condemnation. To Seller’s Knowledge, Seller has not received from any governmental authority any written notice that any condemnation, eminent domain or similar action has been filed or is pending against the Property or any part thereof and to Seller’s Knowledge, no such action is threatened against the Property.
9.1.4 Litigation. Except as set forth on Exhibit N of the Company Disclosure Letter, Seller has not been served with any material litigation, actions, suits, arbitrations, claims, government investigations or proceedings which is still pending, or to Seller’s Knowledge, threatened in writing, against Seller with respect to its ownership or operation of the Property.
9.1.5 Other Matters. Subject to Section 9.5 below, Seller hereby represents and warrants to Purchaser as to matters described in Section 7 of the Company Disclosure Letter.
9.1.6 No Bankruptcy. Seller has not (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Purchaser’s creditors, (c) suffered the appointment of a receiver to take possession of all, or substantially all, of Seller’s assets, (d) suffered the attachment or other judicial seizure of all, or substantially all, of Seller’s assets, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally.
9.1.7 FCPA. Neither Seller nor any of its directors, officers, agents, employees or other persons associated with or acting on behalf of Seller (i) has violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other applicable law concerning bribery or anti-corruption, including, in each case, the rules and regulations thereunder, (ii) has taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (iii) has otherwise made any bribe, influence payment, unlawful kickback or other unlawful payment.
9.1.8 ERISA. Seller is not and shall not be, and no portion of the assets of the Property constitute or shall constitute the assets of, a “benefit plan investor” within the meaning of 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA, and Seller is not a “governmental plan” within the meaning of Section 3(32) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the execution of this Agreement and the sale of the Property by Seller is not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

All references in this Agreement or in the Company Disclosure Letter to “Seller’s Knowledge” or words of similar import (whether or not such words may be capitalized), shall refer only to the conscious actual (and not implied or constructive) knowledge of the Seller’s Representative (as defined in the Company Disclosure Letter) and shall not be construed to refer to the knowledge of any other member, officer, director, trustee, shareholder, venturer, consultant, employee, agent, property manager or representative of Seller, its partners or members (including without limitation Seller’s counsel, Property Manager or any broker), or of any affiliate of any of the foregoing, or to impose or have imposed upon the Seller’s Representative any duty to investigate the matters to which such knowledge, or the absence thereof, pertains (except that Seller’s Representative has requested that the individual employee of Property Manager with direct responsibility for managing the Property provide Seller’s Representative with information known to such individual that is salient to the representations given in this Section 9.1 above). There shall be no personal liability on the part of the Seller’s Representative or any employee of Property Manager arising out of any representations or warranties made herein.
All references in this Agreement or in the Company Disclosure Letter to “Purchaser’s Knowledge” or words of similar import (whether or not such words may be capitalized), shall refer only to the conscious actual (and not implied or constructive) knowledge of the Purchaser’s Representative (as defined in the Company Disclosure Letter) and shall not be construed to refer to the knowledge of any other member, officer, director, trustee, shareholder, venturer, consultant, employee, agent, property manager or representative of Purchaser, its partners or members (including without limitation Purchaser’s counsel or any broker), or of any affiliate of any of the foregoing, or to impose or have imposed upon the Purchaser’s Representative any duty to investigate the matters to which such knowledge, or the absence thereof, pertains. There shall be no personal liability on the part of the Purchaser’s Representative arising out of any representations or warranties made herein.
9.2 Representations Remade. As of Closing, Seller shall be deemed to remake and restate the representations set forth in Section 9.1 of this Agreement and Section 7 of the Company Disclosure Letter, except that the representations may be updated at or prior to the Closing Date by delivering written notice to Purchaser that any of Seller’s representations or warranties contained herein are untrue or incorrect; provided, however, that subject to the following sentence, any amendment or supplement to Seller’s representations shall have no effect for the purposes of determining whether the condition precedent to Purchaser’s obligation to close on the Closing Date set forth in Section 8.1.2 has been satisfied. Notwithstanding the foregoing, the condition set forth in Section 8.1.2 shall not be deemed to have failed if any representation or warranty becomes untrue or incorrect due to (i) new Service Contracts or amendments to Service Contracts entered into in accordance with this Agreement or Service Contracts that have expired by their stated terms, (ii) new Construction Contracts or amendments to Construction Contracts entered into in accordance with this Agreement or all work being complete and all amounts due the contractor being paid with respect to any Construction Contract in accordance with the terms of this Agreement, (iii)

new Leases or amendments to Leases entered into in accordance with this Agreement, (iv) rent prepayments for which Purchaser receives a credit at Closing, (v) changes to Exhibits K-1, K-2 or K-3 of the Company Disclosure Letter to take into account changes in payments made or the completion of work in accordance with the terms of this Agreement and the applicable Lease, or (vi) any condemnation action initiated or threatened against the Property; provided that, in each instance under clauses (i) through (vi), the representation or warranty did not become untrue or incorrect as a result of any act taken by Seller in violation of this Agreement or omission of Seller in violation of this Agreement.
9.3 Covenants. Seller hereby covenants and agrees with Purchaser as to the following matters.
9.3.1 Leasing. For purposes of this Agreement, any Lease entered into after the Effective Date and any modification, amendment, restatement or renewal of any existing Lease entered into after the Effective Date, in each case in accordance with the terms of this Agreement, shall be referred to as a “New Lease”. Seller shall not enter into any New Lease or terminate or accept the surrender or termination of any Lease without Purchaser’s prior written consent, which may be granted or withheld in Purchaser’s sole discretion. Without the prior written consent of Purchaser, which shall be the same standard that Seller is subject under any Lease, Seller shall not consent to any request under any Lease, including without limitation the right to any assignment, sublease or concession or waiver, to the extent Seller has the right to approve the same pursuant to the terms of such Lease. If Purchaser does not respond in writing to Seller’s request for approval or disapproval of a New Lease within five (5) Business Days after Purchaser’s receipt of Seller’s request, Purchaser shall be deemed to have approved such New Lease.
9.3.2 Contracts. After the Effective Date, Seller shall not enter into any new contract, equipment lease or other agreement which would be binding on Purchaser, or cancel, modify or renew any existing Service Contracts or Construction Contracts which would be binding on Purchaser, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed, unless such new Service Contracts are cancelable by Seller upon thirty (30) days’ notice without payment of any fees or penalty (or Seller pays any such fees or penalty). If Purchaser fails to respond to Seller’s request for consent with respect to any such action within five (5) Business Days after receipt of Seller’s request, such consent shall be deemed given. Seller shall not enter into any new Construction Contracts without the prior written consent of Purchaser except in case of emergency for which compliance with the consent requirements set forth in this Section 9.3.2 would reasonably be expected to result in a material loss of property or risk to health and safety (each, an “Emergency Contract”), provided Purchaser shall be under no obligation to assume any such Emergency Contract unless such Emergency Contract is cancelable upon thirty (30) days’ notice without payment of any fees or penalty. Seller shall use commercially reasonable efforts to obtain the consent of any vendor under a Service Contract or Construction Contract that requires third party consent to be assigned. For purposes of this Section 9.3.2, “commercially reasonable efforts” shall mean (a)

submitting one (1) written request to the counterparty to each such Service Contract for such counterparty’s consent to assignment; (b) completing such counterparty’s transfer form, if any, provided that Seller shall incur no costs in connection with same and (c) continued follow-up with each such counterparty if and when reasonably requested by Purchaser, and Seller shall not be required to incur any costs in connection therewith..
9.3.3 Operations. After the Effective Date, Seller shall operate the Property in the normal course of Seller’s business and maintain the Property in substantially the same condition as of the Effective Date, ordinary wear and tear excepted, and subject to Section 5 above. Notwithstanding anything in the preceding sentence to the contrary, in no event shall Seller be required to make any capital improvements to the Property except as may be required by the Leases to be made prior to the Closing Date. Seller shall not make any material changes or alterations of the Property without Purchaser’s prior written consent except in case of emergency or as necessary to complete the Landlord Work in accordance with the existing Construction Contracts, which consent may be given or withheld in Purchaser’s sole and absolute discretion or remove any Personal Property from the Property, unless such item is replaced by an item of similar condition, utility and value.
9.3.4 Other Agreements. After the Effective Date, and except as required by law or by any of the Permitted Exceptions or as otherwise permitted under this Agreement, Seller shall not become party to agreements granting an easement or right-of-way on, under or about the Property, and Seller shall not become party to any agreements granting easements or rights-of-way in favor of the Property or otherwise encumber, or grant interests in, the Property without the consent of Purchaser, which consent may be given or withheld in Purchaser’s sole and absolute discretion.
9.3.5 Existing Management Agreement and Affiliate Agreements. Seller shall terminate the existing management agreement, all Affiliate Agreements and all leasing brokerage agreements with respect to the Property, at or prior to Closing. All termination fees and any other costs and expenses relating to such termination shall be the responsibility solely of Seller, and Purchaser shall not have any responsibility or liability thereunder. Seller’s obligations under this Section 9.3.5 shall survive the Closing.
9.3.6 Terminated Contracts. Seller shall terminate the Terminated Contracts effective as of the Closing. All termination fees and any other costs and expenses related to such terminations shall be the responsibility solely of Seller, and Purchaser shall not have any responsibility or liability therefor.
9.3.7 Company Disclosure Letter. Each covenant of Seller set forth in the Company Disclosure Letter shall be incorporated herein by reference and shall be deemed a covenant of Seller pursuant to this Section 9.3.
9.3.8 Insurance. From the Effective Date until Closing or the earlier termination of this Agreement, Seller shall maintain fire and extended coverage and commercial liability insurance on the Property which is at least equivalent in all material respects to the insurance policies covering the Real Property as of the Effective Date.
9.3.9 Defaults; Violation Notices. From the Effective Date until the Closing or earlier termination of this Agreement, Seller shall (i) deliver to Purchaser reasonably promptly after receipt thereof copies of any written notices of violations of law or other material notices received by Seller, Property Manager or any Seller Affiliate, and (ii) advise Purchaser promptly of any notices of default or other material notices delivered or received under the Leases, the Service Contracts, the Construction Contracts or any other agreement affecting the Property.
9.3.10 Warranties. Seller shall use commercially reasonable efforts to have all warranties related to the Property assigned or re-issued to Purchaser at Closing at Seller’s sole cost and expense. In the event Seller is unable to assign such warranties to Purchaser as of the Closing, Seller shall continue to reasonably cooperate with Purchaser to get such warranties assigned or re-issued to Purchaser, and Seller shall take all reasonable action, as directed by Purchaser, in connection with the enforcement of such warranties.
9.3.11 Taxes, Charges, etc. Continue to pay or cause to be paid all Taxes in respect of the Property, and water and sewer charges in respect of the Property, as they become due in the ordinary course of business and Seller shall continue to file all tax returns related to the Property as required by law and in accordance with past practice.
9.3.12 Tax Reduction Proceedings. Keep Purchaser reasonably informed of the status of any tax reductions proceedings that Seller is prosecuting.
If Seller fails to perform any of the covenants contained in this Section 9.3 hereof, Purchaser shall have the rights and remedies available to Purchaser under Section 7.1 hereof, and if Purchaser elects to close with knowledge of such default and Purchaser had a right to terminate this Agreement, then such default by Seller shall be deemed to be waived by Purchaser at the Closing.
9.4 Purchaser’s Representations and Warranties. Subject to Section 9.5 below, Purchaser represents and warrants that:
9.4.1 ERISA. Purchaser is not, and the assets it shall use to acquire the Property do not constitute the assets of, a “benefit plan investor” within the meaning of 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA, and Purchaser is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and the execution of the Agreement and the purchase of the Property by Purchaser are not subject to state statutes applicable to Purchaser regulating investments of and fiduciary obligation with respect to “government plans”.
9.4.2 Organization and Authority. Purchaser is duly organized and in good standing under the laws of the state of its organization. Purchaser has the power and authority under its organizational documents to perform its obligations hereunder, and all action and approvals required thereunder have been duly taken and obtained.
9.4.3 No Conflict. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of Purchaser’s organizational documents.
9.4.4 No Bankruptcy. Purchaser has not (a) made a general assignment for the benefit of creditors, (b) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Purchaser’s creditors, (c) suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser’s assets, (d) suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser’s assets, (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition to its creditors generally.
9.4.5 FCPA. Neither Purchaser nor any of its directors, officers, agents, employees or other persons associated with or acting on behalf of Purchaser (i) has violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other applicable law concerning bribery or anti-corruption, including, in each case, the rules and regulations thereunder, (ii) has taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to obtain or retain business or otherwise to secure any improper advantage or (iii) has otherwise made any bribe, influence payment, unlawful kickback or other unlawful payment.
9.4.6 Executive Order.
(a)Purchaser hereby represents and warrants that Purchaser is in compliance with the requirements of Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 23, 2001) (the “Order”) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other statutes, regulations, legislation, or executive orders are collectively called the “Orders”). Further, Purchaser covenants and agrees to make its policies, procedures and practices regarding compliance with the Orders, if any, available to Seller for its review and inspection prior to Closing during normal business hours and upon reasonable prior notice.
(b)Purchaser hereby represents and warrants that Purchaser:

(i) is not listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to the Order and/or on any similar list of prohibited parties maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”), and is not otherwise targeted by economic sanctions administered and enforced by OFAC;
(ii) is not a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders;
(iii) is not owned or controlled by, or acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or
(iv) is not in violation of any applicable anti-money laundering, anti-corruption or anti-bribery laws, rules, regulations or orders, and has policies and procedures that are reasonably designed to ensure such compliance.
(c)Purchaser hereby covenants and agrees that if, prior to Closing, Purchaser obtains knowledge that Purchaser becomes listed on the Lists or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering, Purchaser shall immediately notify Seller in writing, and in such event, Seller shall have the right to terminate this Agreement without penalty or liability to Purchaser immediately upon delivery of written notice thereof to Purchaser. In such event, Seller shall return and/or cause to be returned to Purchaser the Earnest Money, at which time this Agreement shall, without further action of the parties, terminate and become null and void and neither party shall have any further rights or obligations under this Agreement, except for those which expressly survive termination of this Agreement.
9.5 Survival. Purchaser’s right to make a claim after Closing with respect to any breach of a representation or warranty set forth in Section 9.1 or covenant under Section 9.3 shall survive the Closing, but only as to claims of which Purchaser notifies Seller in writing within nine (9) months after Closing unless a longer or shorter survival period is expressly provided for in this agreement (such period, the “Survival Period”), and not otherwise, and provided that any suit must be brought within thirty (30) days after the expiration of the Survival Period. Seller’s right to make a claim after Closing with respect to a breach of a representation or warranty set forth in Section 9.4 shall survive the Closing, provided Subsections 9.4.2 and 9.4.3 shall only survive the Closing as to claims of which Seller notifies Purchaser in writing prior to the expiration of the Survival Period, and provided that any suit must be brought within thirty (30) days after the expiration of the Survival Period.

9.6 Employee Lists. Seller has previously provided to Purchaser a written list of those employees serving the Property (the “Existing Employees”). On or before March 3, 2020, Purchaser agrees to provide to Seller the names of employees from the Employee List to whom Purchaser or its manager will make offers of employment upon Closing.
9.7 Utility Agreements. Seller is a party to each of the utility service agreements listed on Exhibit O of the Company Disclosure Letter (the “Utility Agreements”). Seller agrees to assign and Purchaser agrees to assume each of the Utility Agreements promptly upon receipt of any necessary consents of the applicable service provider required thereunder on such forms as may be reasonably required by the applicable service provider. Seller and Purchaser agree to execute such documents as may be reasonably requested by the applicable service provider in connection therewith, including, without limitation, execution of a replacement service agreement upon substantially the same material terms and conditions as provided in the Utility Agreements, in lieu of any assignment of the existing Utility Agreement. Promptly after the Closing, Seller shall request and use commercially reasonable efforts to obtain the applicable service provider’s consent to the assignment of the Utility Agreements to Purchaser as contemplated by the terms hereof. Purchaser and Seller agree to provide such information as is reasonably requested by the applicable service providers and to reasonably cooperate with the other party in connection with obtaining such consents. From and after the Closing through the date of assignment (or replacement, if applicable) of the applicable Utility Agreements, Seller and Purchaser agree not to cause or permit any of the Utility Agreements to be terminated and Purchaser shall be responsible for all costs, charges and obligations arising under the Utility Agreements first arising from and after the Closing. Purchaser shall promptly pay all invoices relating to the period from and after the Closing issued by the applicable service provider directly to such service provider or, if directed by Seller, to Seller to reimburse Seller for amounts paid or to be paid by Seller under the Utility Agreements, prior to same becoming delinquent. The fees imposed by the applicable service provider in connection with such consents and assignments shall be split equally between Seller and Purchaser, provided that each party shall bear its own costs and expenses incurred in connection therewith.
10.LIMITATION OF LIABILITY. Notwithstanding anything to the contrary contained herein, if the Closing shall have occurred (and Purchaser shall not have waived, relinquished or released any applicable rights in further limitation), then (a) the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) shall not exceed Eight Million Dollars ($8,000,000.00) in the aggregate (the “Liability Limitation”); and (b) no claim by Purchaser alleging a breach by Seller of any representation, warranty, indemnification, covenant or other obligation of Seller contained herein (or in any document executed or delivered by Seller to Purchaser in connection herewith) may be made, and Seller shall not be liable for any judgment in any action based upon any such claim, unless and until such claim, either alone or together with any other claims by Purchaser against Seller alleging a breach by Seller of any representation, warranty, indemnification, covenant or other obligation of Seller contained herein (or in any document executed or delivered in connection herewith), is for an aggregate amount in excess of Two Hundred Thousand Dollars ($200,000) (the “Floor Amount”), in which event Seller’s liability respecting any final judgment concerning such claim or claims shall be for the entire amount thereof, subject to the limitation set forth in clause (a) above; provided, however, that (w) Seller’s obligation under Section 4.6 with respect to transaction costs, (x) Seller’s obligation under Section 4.3 with respect to prorations and adjustments and (y) Seller’s obligations under Section 6 with respect to brokerage fees shall not be subject to the Floor Amount or the Liability Limitation. No constituent partner or member in or agent of Seller, nor any advisor, trustee, director, officer, member, partner, employee, beneficiary, shareholder, participant, representative or agent of any entity that is or becomes a constituent partner or member in Seller or an agent of Seller (including, but not limited to, Equity Commonwealth, a Maryland real estate investment trust (the “Trust”), and EQC Management) (collectively, “Seller’s Affiliates”)) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner or member in Seller, nor any obligation of any constituent partner or member in any entity owning an interest (directly or indirectly) in Seller to restore a negative capital account or to contribute capital to Seller (or any entity owning an interest, directly or indirectly, in any other constituent partner or member of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other partner or member (and neither Purchaser nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of such party’s obligations to restore or contribute). The provisions of this Section 10 shall survive the Closing and any termination of this Agreement.
11.OMITTED.
12.MISCELLANEOUS.
12.1 Entire Agreement. All understandings and agreements heretofore had between Seller and Purchaser with respect to the Property are merged in this Agreement (which shall be deemed to include any Exhibits hereto and the Company Disclosure Letter), which alone fully and completely expresses the agreement of the parties.
12.2 Assignment. Except as provided in Section 12.12 below, neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser without Seller’s written consent; provided, however, that no such consent shall be required with respect to Purchaser’s assignment to an entity that (a) (i) is wholly owned, directly or indirectly, by Purchaser or (ii) an affiliate of Purchaser (which shall be deemed to include any affiliate of Kohlberg Kravis Roberts & Co.), and (b) delivers, on or before the date that is five (5) Business Days before the Closing Date, to Seller a duly executed assumption of all of the duties and obligations of Purchaser by the proposed assignee (including an express statement of the representation and warranty in Section 9.4.5 above); and provided further that upon any such assignment permitted hereunder, the Purchaser named herein shall remain liable to Seller for the performance of the obligations of “Purchaser” hereunder. Seller may assign or otherwise transfer its interest under this Agreement, convert to a different form of legal entity in accordance with law and/or change its name. As used in this Agreement, the term “Seller” shall be deemed to include any assignee or other transferee of any Seller. Upon any such transfer by a Seller, such Seller shall be relieved of any subsequently accruing liability under this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and assigns.
12.3 Modifications. This Agreement shall not be modified or amended except in a written document signed by Seller and Purchaser.
12.4 Time of Essence. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included unless it is not a Business Day, in which event the period shall be deemed to run until the next Business Day. For purposes hereof, “Business Day” shall mean any day which is not a Saturday, Sunday or federal holiday.
12.5 Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the state in which the Property is located.
12.6 Notices. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally or by email transmission with confirmed receipt (which may be in the form of an automated electronic response), or by overnight courier (such as Federal Express), addressed as reflected in the Company Disclosure Letter. All notices given in accordance with the terms hereof shall be deemed given when received (on the day delivered if delivered before 5:00 p.m. Chicago time and the next Business Day if delivered after such time) or upon the first attempted delivery on a Business Day. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 12.6.
12.7 “AS IS” SALE. ACKNOWLEDGING THE PRIOR USE OF THE PROPERTY AND PURCHASER’S PRIOR OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER AGREES, SUBJECT TO THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 9.1 ABOVE, IN THE COMPANY DISCLOSURE LETTER OR EXPRESSLY SET FORTH IN THE TRANSFER DOCUMENTS, TO TAKE THE PROPERTY “AS-IS,” “WHERE-IS,” AND WITH ALL FAULTS AND CONDITIONS THEREON. ANY INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS (COLLECTIVELY, THE “DISCLOSURES”) PROVIDED OR MADE TO PURCHASER OR ITS CONSTITUENTS BY SELLER OR ANY OF SELLER’S AFFILIATES SHALL NOT BE REPRESENTATIONS OR WARRANTIES. PURCHASER HAS NOT AND SHALL NOT RELY ON SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON ITS OWN INSPECTION OF THE PROPERTY. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS AND TAKES INTO ACCOUNT THAT THE PROPERTY IS BEING SOLD “AS IS”. PURCHASER ACKNOWLEDGES AND AGREES THAT, SUBJECT TO THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 9.1 ABOVE, IN THE COMPANY DISCLOSURE LETTER OR EXPRESSLY SET FORTH IN THE TRANSFER DOCUMENTS, SELLER HAS NOT MADE, DOES NOT MAKE

AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BELOW. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER, UNLESS OTHERWISE REQUIRED BY LAW OR AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE COMPANY DISCLOSURE LETTER OR THE TRANSFER DOCUMENTS, IS UNDER NO DUTY TO MAKE ANY AFFIRMATIVE DISCLOSURES REGARDING ANY MATTER WHICH MAY BE KNOWN TO SELLER. PURCHASER ACKNOWLEDGES THAT THE TERMS OF THAT CERTAIN TRANSPORTATION MANAGEMENT PROGRAM AGREEMENT DATED ON OR ABOUT MARCH 10, 2008 (AS AMENDED OR MODIFIED, THE “TMP”), SUBMITTED BY SELLER'S PREDECESSOR IN TITLE AND APPROVED BY THE CITY OF BELLEVUE ON MARCH 24, 2008, APPLY TO THE PROPERTY, AND PURCHASER AGREES TO ASSUME ANY AND ALL OBLIGATIONS OF "OWNER" UNDER THE TMP FROM AND AFTER THE CLOSING DATE.
PURCHASER REPRESENTS TO SELLER THAT PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO ANY MATTER RELATING TO THE PROPERTY INCLUDING BUT NOT LIMITED TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO OTHER THAN THE REPRESENTATIONS, WARRANTIES AND COVENANTS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE COMPANY DISCLOSURE LETTER OR THE TRANSFER DOCUMENTS. UPON CLOSING, PURCHASER SHALL

ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE COMPANY DISCLOSURE LETTER OR THE TRANSFER DOCUMENTS.
EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE COMPANY DISCLOSURE LETTER OR THE TRANSFER DOCUMENTS, PURCHASER, UPON CLOSING, SHALL BE DEEMED ON BEHALF OF ITSELF AND ITS AFFILIATES, SUCCESSORS AND ASSIGNS TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S AFFILIATES) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT, COST RECOVERY, CONTRIBUTION OR OTHERWISE), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH SUCH PARTIES MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S AFFILIATES) AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS (INCLUDING, WITHOUT LIMITATION, FUNGI, MOLD OR MILDEW), VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY INCLUDING, WITHOUT LIMITATION, PURSUANT TO THE STATUES IN EFFECT IN THE STATE IN WHICH THE PROPERTY IS LOCATED OR ANY OTHER FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, THE EXISTENCE OF ANY HAZARDOUS MATERIAL OR CHEMICAL WHATSOEVER, ON, AT, TO, IN, ABOVE, ABOUT, UNDER, FROM OR IN THE VICINITY OF THE PROPERTY AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS WHATSOEVER REGARDING THE PROPERTY. THIS RELEASE INCLUDES CLAIMS OF WHICH PURCHASER IS PRESENTLY UNAWARE AND OF WHICH PURCHASER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY PURCHASER, WOULD MATERIALLY AFFECT PURCHASER’S RELEASE OF SELLER.
TO THE EXTENT PERMITTED BY LAW, PURCHASER HEREBY AGREES, REPRESENTS AND WARRANTS THAT PURCHASER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO PURCHASER MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND PURCHASER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES CONTAINED HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON BY PURCHASER IN LIGHT OF THAT REALIZATION AND

THAT PURCHASER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER AND SELLER’S AFFILIATES FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES; PROVIDED HOWEVER THAT IN NO EVENT SHALL SELLER BE RELEASED FROM ANY CLAIMS ARISING PURSUANT TO THE PROVISIONS OF THIS AGREEMENT, THE COMPANY DISCLOSURE LETTER OR SELLER’S OBLIGATIONS, IF ANY, UNDER THE TRANSFER DOCUMENTS.
“Hazardous Materials” or “Hazardous Substances” - shall mean (i) hazardous wastes, hazardous materials, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including, but not limited to, substances defined as “hazardous wastes,” “hazardous materials,” “hazardous substances,” “toxic substances,” “pollutants,” “contaminants,” “radioactive materials”, “toxic pollutants”, or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), 42 U.S.C. § 9601 et seq.; the Toxic Substance Control Act (“TSCA”), 15 U.S.C. § 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §5101 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901, et seq.; the Clean Water Act (“CWA”), 33 U.S.C. § 1251 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.; the Clean Air Act (“CAA”), 42 U.S.C. § 7401 et seq.; and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters; and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation or ordinance, including any environmental law, now or hereafter in effect, including but not limited to (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and their byproducts, (E) asbestos, (F) lead in water, paint or elsewhere, (G) radon, (H) Polychlorinated Biphenyls (PCB’s), (I) ureaformaldehyde, (J) volatile organic compounds (VOC), (K) total petroleum hydrocarbons (TPH), (L) benzine derivative (BTEX), and (M) petroleum byproducts.
The provisions of this Section 12.7 shall survive Closing or any termination of this Agreement.
12.8 TRIAL BY JURY; RESCISSION. IN ANY LAWSUIT OR OTHER PROCEEDING INITIATED BY EITHER PARTY UNDER OR WITH RESPECT TO THIS AGREEMENT, EACH OF SELLER AND PURCHASER WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY. ALSO, PURCHASER WAIVES ANY RIGHT TO SEEK RESCISSION OF THE TRANSACTION PROVIDED FOR IN THIS AGREEMENT.
12.9 Confidentiality. (a) Except as may be required by law, without the prior written consent of the other party, neither Seller nor Purchaser shall disclose to any third party other than such party’s respective affiliates, and its and their members, managers, partners, sub-funds, alternative investment funds, financing sources, co-investors, representatives, consultants, lenders, officers, directors, employees, advisors (including, without limitation, accountants and legal counsel), agents and representatives (collectively, “Representatives”), who have been advised and instructed to keep such information confidential, (i) prior to the Closing, the existence of this Agreement or (ii) any term or condition thereof or make any public pronouncements, issue any press releases or otherwise furnish any information regarding this Agreement, or the transactions contemplated hereby to any third party and Purchaser shall not disclose to any third party the results of any inspections or studies undertaken in connection herewith; provided, however, that the foregoing shall not be construed to prevent (i) either party from making (without the consent of, but upon notice to, the other party) any disclosure required by any applicable law or regulation or judicial process, (ii) Seller or Buyer from filing this entire Agreement and/or disclosing the existence and terms of this Agreement pursuant to SEC regulations or the earnings calls of the Trust or any indirect investor or parent of Buyer or (iii) Seller or Buyer from issuing any press releases permitted under Section 12.13 below. The foregoing shall not apply to any information that (i) is, or becomes, in the public domain (other than by reason of a breach by Purchaser of its confidentiality obligations hereunder or any other confidentiality agreement by and between Purchaser and Seller related to the Property, by reason of any release of such information by Purchaser or any Purchaser’s Representative, or by reason of a breach by a third party of a confidentiality agreement with Seller (only to the extent Purchaser is aware of such confidentiality agreement)), (ii) is, or becomes, available to Purchaser from any other public source (other than by reason of a breach by Purchaser of its confidentiality obligations hereunder or any other confidentiality agreement by and between Purchaser and Seller related to the Property, by reason of any release of such information by any Purchaser’s Representative, or by reason of a breach by a third party of a confidentiality agreement with Seller (only to the extent Purchaser is aware of such confidentiality agreement)).
(b) Purchaser shall comply with the terms of that certain Principal Confidentiality Agreement, dated as of November 20, 2019, executed by Purchaser’s affiliate (the “Confidentiality Agreement”), and, to the extent there is an express conflict between any term of this Agreement and the terms of the Confidentiality Agreement, the foregoing shall control, and provided further that for the avoidance of doubt, any provision of the Confidentiality Agreement regarding Seller’s right to terminate and exclusivity with respect to the transaction shall be of no further force and effect.
12.10 Intentionally Omitted.
12.11 Reporting Person. Seller and Purchaser hereby designate Escrow Agent to act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.60454(e)(5) relating to the requirements for information reporting on real estate transactions. In this regard, Seller and Purchaser each agree to execute at Closing, and to cause Escrow Agent to execute at Closing, a Designation Agreement, designating Escrow Agent as the reporting person with respect to the transaction contemplated by this Agreement.
12.12 Section 1031 Exchange. Either party may structure the disposition or acquisition of the Property, as the case may be, as a like-kind exchange under Section 1031 of the Code (a “Like-Kind Exchange”) at the exchanging party’s sole cost and expense. The other party shall reasonably cooperate therein, provided that (i) such other party shall incur no material costs, expenses or liabilities in connection with the exchanging party’s exchange, (ii) the consummation of this Agreement is not predicated or conditioned on any Like-Kind Exchange by either party, (iii) the Closing shall not be delayed or affected by reason of any Like-Kind Exchange and (iv) the non-exchanging party shall not be obligated to take title to any property other than the Property. If either party uses a qualified intermediary to effectuate an exchange, any assignment of the rights or obligations of such party hereunder shall not relieve, release or absolve such party of its obligations to the other party. The exchanging party shall indemnify, defend and hold harmless the other party from all liability in connection with the indemnifying party’s exchange, and the indemnified party shall not be required to take title to or contract for the purchase of any other property. The provisions of this Section 12.12 shall survive the Closing.
12.13 Press Releases. Notwithstanding anything to the contrary contained herein, after the execution of this Agreement, Seller may issue a press release substantially in the form attached hereto as Exhibit 12.13 but without reference to the name of the Purchaser. In addition, notwithstanding anything to the contrary contained herein, (A) upon or after the Closing, Seller or Purchaser may issue a press release disclosing the sale of the Property, a description of the Property and the Purchase Price, but otherwise, the parties hereto shall not issue any press releases with respect to the transactions contemplated hereby (including any press release naming the identity of the Purchaser) or consummated in accordance with the terms hereof except upon the mutual agreement of the parties as to the form and content of such press release (with consent not to be unreasonably withheld, conditioned, or delayed by either party); and (B) Seller and Purchaser shall be permitted to make disclosures (i) required by the disclosure requirements applicable to the Trust, which is an indirect parent of Seller, or its affiliates or applicable to Seller or its affiliates, due to the Trust’s status as a publicly-held company listed on the New York Stock Exchange or any other securities exchange (an “Exchange”) (including, but not limited to, disclosure in accordance with, or required by, the rules of, or any listing agreement with, an Exchange) or (ii) to the extent such information was previously disclosed or is required to be disclosed pursuant to SEC regulations.
12.14 Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as but a single instrument. Each counterpart may be delivered by electronic mail or facsimile transmission.
12.15 Construction. This Agreement shall not be construed more strictly against Seller merely by virtue of the fact that the same has been prepared by Seller or its counsel, it being recognized both of the parties hereto have contributed substantially and materially to the preparation of this Agreement.
12.16 Attorneys’ Fees. In the event of litigation between the parties with respect to this Agreement or the transaction contemplated hereby, the prevailing party therein shall be entitled to recover from the losing party all of its costs of enforcement and litigation, including, but not limited to, its reasonable attorneys’ and paralegal fees, witness fees, court reporters’ fees and other costs of suit.

12.17 No Memorandum of Agreement. This Agreement or any notice or memorandum hereof shall not be recorded in any public record. A violation of this prohibition shall constitute a default by Purchaser.
12.18 Severability. If any portion of this Agreement becomes or is held to be illegal, null or void or against public policy, for any reason, the remaining portions of this Agreement will not be affected thereby and will remain in force and effect to the fullest extent permissible by law.
[signature page follows next]

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives as of the date first above written.

SELLER:	EQC OPERATING TRUST, a Maryland real estate investment trust By: /s/ David S. Weinberg Name: David S. Weinberg Title: EVP & Chief Operating Officer
PURCHASER:	BELLEVUE 108 AVENUE OWNER LLC, a Delaware limited liability company By: /s/ Michael Whyte Name: Michael Whyte Title: Vice President

SCHEDULE A
DEFINED TERMS
“Asset-Related Property” shall mean (a) to the extent they may be transferred under Applicable Law without cost or consent of a third party, all licenses, permits and authorizations presently or hereafter issued to or for the benefit of Seller in connection with the operation or development of all or any part of the Property as it is presently being operated; (b) to the extent assignable under Applicable Law without cost or consent of a third party, all warranties and guaranties, if any, issued or assigned to Seller or any Affiliate of Seller or the Property Manager from any manufacturer, contractor, engineer or architect in connection with construction of any improvements or installation of equipment or any component of the improvements included as part of the Property; (c) the plans and specifications, engineering drawings and prints with respect to the improvements, all operating manuals, and all books, data and records regarding the physical components systems of the improvements at the Property, each to the extent in Seller’s possession (or reasonably obtainable by Seller); (d) all books and records, tenant files, tenant lists, tenant information and marketing information relating to the Property, each to the extent in Seller’s possession (or reasonably obtainable by Seller); and (e) to the extent assignable under Applicable Law without cost or consent of a third party, all other intangibles associated with the Property, including, without limitation, any websites, designs, trade names, building names, trademarks, copyrights and other intellectual property used exclusively with respect to the Property; but excluding any property rights specifically excluded under Section 1 of the Agreement.
“Monetary Encumbrance” shall mean any construction or mechanics liens or notices of commencement related to work contracted by Seller (but for avoidance of doubt, not any tenant unless a lien is recorded) or other monetary liens encumbering the Property that may be removed by the payment of an ascertainable liquidated sum of money.
“Monetary Encumbrance Cap” shall mean $1,000,000.
“Post-Effective Date Voluntary Encumbrance” shall mean any title exceptions affecting the property that are created by Seller on or after the Effective Date in violation of this Agreement.
“Required Removal Item” shall mean (i) any lien of any mortgage, deed of trust or other security instrument affecting such Property created or assumed by Seller; (ii) any Post-Effective Date Voluntary Encumbrance and (iii) any Monetary Encumbrance.

LIST OF EXHIBITS
A Legal Description
F Form of Deed
G Bill of Sale and General Assignment
H Notice to Tenants
I Notice to Vendors
J Non-Foreign Affidavit
12.13 Sample Press Release

EXHIBIT A
LEGAL DESCRIPTION
[333 108th Avenue N.E., Bellevue, Washington]
REAL PROPERTY LOCATED IN THE COUNTY OF KING, STATE OF WASHINGTON, DESCRIBED AS FOLLOWS:
THAT PORTION OF THE EAST 1/2 OF LOT 2 IN BLOCK 3 OF CHERITON FRUIT GARDENS PLAT NO. 1, AS PER PLAT RECORDED IN VOLUME 7 OF PLATS, PAGE 47, RECORDS OF KING COUNTY, DESCRIBED AS FOLLOWS:
BEGINNING ON THE WEST LINE OF THE COUNTY ROAD RIGHT-OF-WAY AT A POINT WHICH IS SOUTH 89°29'48" WEST 30 FEET FROM THE SOUTHEAST CORNER OF SAID LOT 2; THENCE NORTH 01°51'00" WEST 589.73 FEET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 01°51'00" WEST 65 FEET TO THE SOUTH LINE OF CHERRY AVENUE (NOW KNOWN AS NE 4TH STREET) RIGHT-OF-WAY;
THENCE ALONG SAID AVENUE, SOUTH 89°12'27" WEST 196.80 FEET;
THENCE SOUTH 01°53'32" EAST 65 FEET;
THENCE NORTH 89°12'27" EAST, PARALLEL WITH THE SOUTH LINE OF CHERRY AVENUE (NOW KNOWN AS NE 4TH STREET), 196.00 FEET, MORE OR LESS, TO THE TRUE POINT OF BEGINNING.
EXCEPT THE NORTH 13.5 FEET THEREOF AS DEEDED TO THE CITY OF BELLEVUE FOR STREET RECORDED UNDER KING COUNTY RECORDING NO. 4806122; AND EXCEPT THAT PORTION CONDEMNED IN KING COUNTY SUPERIOR COURT NO. 87-2-08388-8 FOR STREET PURPOSES:
AND EXCEPT THE WEST 60 FEET AS MEASURED ALONG THE NORTH LINE THEREOF; (ALSO KNOWN AS THE NORTH 65 FEET OF LOTS 9 AND 10 IN BOVEE'S REPLAT OF THE EAST 1/2 OF LOT 2 IN BLOCK 3 OF CHERITON FRUIT GARDENS PLAT NO. 1, AN UNRECORDED PLAT); TOGETHER WITH THAT PORTION OF THE EAST 1/2 OF LOT 2 IN BLOCK 3 OF CHERITON FRUIT GARDENS PLAT NO. 1, AS PER PLAT RECORDED IN VOLUME 7 OF PLATS, PAGE 47, RECORDS OF KING COUNTY, DESCRIBED AS FOLLOWS:
BEGINNING ON THE WEST LINE OF 108TH AVENUE NE RIGHT-OF-WAY AT A POINT WHICH IS NORTH 01°51'00" WEST 523.80 FEET FROM THE SOUTH LINE OF SAID LOT 2; THENCE CONTINUING NORTH 01°51'00" WEST, 65.93 FEET TO A POINT WHICH IS 65 FEET SOUTH OF THE SOUTH LINE OF CHERRY AVENUE;
THENCE SOUTH 89°12'27" WEST 196.80 FEET, PARALLEL WITH THE SOUTH LINE OF NE 4TH STREET
(FORMERLY CHERRY AVENUE);
THENCE SOUTH 01°51'00" WEST 65.74 FEET;
THENCE NORTH 89°15'58" EAST 196.72 FEET TO THE POINT OF BEGINNING;
EXCEPT THE WEST 60 FEET AS MEASURED ALONG THE NORTH LINE THEREOF;
(ALSO KNOWN AS A PORTION OF TRACTS 9 AND 10 OF BOVEE'S REPLAT OF THE EAST 1/2 OF LOT 2 IN BLOCK 3 OF CHERITON FRUIT GARDENS PLAT NO. 1, AN

UNRECORDED PLAT); AND TOGETHER WITH THAT PORTION OF THE EAST 1/2 OF LOT 2 IN BLOCK 3 OF CHERITON FRUIT GARDENS PLAT NO. 1, AS PER PLAT RECORDED IN VOLUME 7 OF PLATS, PAGE 47, RECORDS OF KING COUNTY, DESCRIBED AS FOLLOWS:
BEGINNING AT THE NORTHEAST CORNER OF THE SOUTHEAST 1/4 OF THE NORTHWEST 1/4 OF SECTION 32 IN TOWNSHIP 25 NORTH OF RANGE 5 EAST W.M.;
THENCE SOUTH 01°51'00" EAST 16.5 FEET;
THENCE SOUTH 89°12'27" WEST 226.8 FEET;
THENCE SOUTH 01°53'32" EAST 130.74 FEET TO THE TRUE POINT OF BEGINNING OF THE TRACT HEREIN DESCRIBED;
THENCE NORTH 89°15'58" EAST 196.72 FEET;
THENCE SOUTH 01°51'00" EAST 65.475 FEET;
THENCE SOUTH 89°17'43" WEST TO A POINT WHICH BEARS SOUTH 01°53'32" EAST FROM THE TRUE POINT OF BEGINNING;
THENCE NORTH 01°53'32" WEST 65.375 FEET, MORE OR LESS, TO THE TRUE POINT OF BEGINNING;
EXCEPT THE WEST 60 FEET AS MEASURED ALONG THE NORTH LINE THEREOF;
(ALSO KNOWN AS A PORTION OF TRACT 8 OF BOVEE'S REPLAT OF THE EAST 1/2 OF LOT 2 IN BLOCK 3 OF CHERITON FRUIT GARDENS PLAT NO. 1, AN UNRECORDED PLAT); AND TOGETHER WITH THE WEST 60 FEET OF THE FOLLOWING DESCRIBED TRACT: THAT PORTION OF THE EAST 1/2 OF LOT 2 IN BLOCK 3 OF CHERITON FRUIT GARDENS PLAT NO. 1, AS PER PLAT RECORDED IN VOLUME 7 OF PLATS, PAGE 47, RECORDS OF KING COUNTY, DESCRIBED AS FOLLOWS:
BEGINNING AT THE NORTHEAST CORNER OF THE SOUTHEAST 1/4 OF THE NORTHWEST 1/4 OF SECTION 32 IN TOWNSHIP 25 NORTH OF RANGE 5 EAST W.M.;
THENCE SOUTH 01°51'00" EAST 16.5 FEET;
THENCE SOUTH 89°12'27" WEST 226.8 FEET TO THE TRUE POINT OF BEGINNING OF THE TRACT HEREIN DESCRIBED;
THENCE NORTH 89°12'27" EAST 196.80 FEET TO THE WEST LINE OF 108TH AVENUE NORTHEAST RIGHT-OF-WAY;
THENCE SOUTH 01°51'00" EAST, ALONG SAID WEST LINE, 196.405 FEET;
THENCE SOUTH 89°17'43" WEST TO A POINT WHICH BEARS SOUTH 01°53'32" EAST FROM THE TRUE POINT OF BEGINNING;
THENCE NORTH 01°53'32" WEST 196.115 FEET, MORE OR LESS, TO THE TRUE POINT OF BEGINNING;
EXCEPT THE NORTH 13.5 FEET THEREOF AS CONVEYED TO THE CITY OF BELLEVUE FOR STREET BY DEED RECORDED UNDER KING COUNTY RECORDING NO. 4806122; (ALSO KNOWN AS A PORTION OF LOTS 8, 9 AND 10 OF BOVEE'S REPLAT OF THE EAST 1/2 OF LOT 2 IN BLOCK 3 OF CHERITON FRUIT GARDENS PLAT NO. 1, AN UNRECORDED PLAT);
AND TOGETHER WITH THE WEST 65 FEET OF THE FOLLOWING DESCRIBED TRACT:

THAT PORTION OF THE EAST 1/2 OF LOT 2 IN BLOCK 3 OF CHERITON FRUIT GARDENS PLAT NO. 1, AS PER PLAT RECORDED IN VOLUME 7 OF PLATS, PAGE 47, RECORDS OF KING COUNTY, DESCRIBED AS FOLLOWS:
BEGINNING ON THE WEST LINE OF COUNTY ROAD RIGHT-OF-WAY AT A POINT WHICH IS SOUTH 89°12'00" WEST 30 FEET AND SOUTH 01°51'00" EAST 196.427 FEET FROM THE NORTHEAST CORNER OF SAID LOT 2;
THENCE ALONG SAID ROAD LINE, SOUTH 01°51'00" EAST 65.477 FEET;
THENCE SOUTH 89°19'00" WEST 294.93 FEET TO THE WEST LINE OF THE EAST 1/2 OF SAID LOT 2;
THENCE ALONG SAID WEST LINE, NORTH 01°54'45" WEST 65.328 FEET;
THENCE NORTH 89°17'15" EAST 295 FEET TO THE POINT OF BEGINNING;
(ALSO KNOWN AS TRACT 7 OF BOVEE'S REPLAT OF THE EAST 1/2 OF LOT 2 IN BLOCK 3 OF CHERITON FRUIT GARDENS PLAT NO. 1, AN UNRECORDED PLAT);
EXCEPT THAT PORTION IF ANY LYING WEST OF A BOUNDARY AND PARTY WALL AGREEMENT LINE AS
ESTABLISHED BY INSTRUMENT RECORDED UNDER KING COUNTY RECORDING NO. 7106110101;
AND TOGETHER WITH THAT PORTION OF THE EAST 1/2 OF LOT 2 IN BLOCK 3 OF CHERITON FRUIT GARDENS PLAT NO. 1, AS PER PLAT RECORDED IN VOLUME 7 OF PLATS, PAGE 47, RECORDS OF KING COUNTY, DESCRIBED AS FOLLOWS:
BEGINNING AT THE NORTHEAST CORNER OF THE SOUTHEAST 1/4 OF THE NORTHWEST 1/4 OF SECTION 32 IN TOWNSHIP 25 NORTH OF RANGE 5 EAST W.M.;
THENCE SOUTH 01°51'00" EAST 16.5 FEET;
THENCE SOUTH 89°12'27" WEST 226.80 FEET TO THE TRUE POINT OF BEGINNING;
THENCE CONTINUING SOUTH 89°12'27" WEST 98.41 FEET;
THENCE SOUTH 01°54'48" EAST 195.971 FEET;
THENCE NORTH 89°17'34" EAST 96.345 FEET TO A POINT FROM WHICH THE TRUE POINT OF BEGINNING BEARS NORTH 01°53'32" WEST;
THENCE NORTH 01°53'32'' WEST 197.116 FEET TO THE TRUE POINT OF BEGINNING;
(ALSO KNOWN AS LOT 11 AND THE WEST 98.36 FEET OF LOT 8, MEASURED ALONG THE NORTH LINE OF SAID LOT 8 OF BOVEE'S REPLAT OF THE EAST 1/2 OF LOT 2 IN BLOCK 3 OF CHERITON FRUIT GARDENS PLAT NO. 1, AN UNRECORDED PLAT);
EXCEPT THE NORTH 13.5 FEET THEREOF AS DEEDED TO THE CITY OF BELLEVUE FOR STREET UNDER
RECORDING NO. 8211020392, BEING A CORRECTION OF INSTRUMENT RECORDED UNDER KING COUNTY RECORDING NO. 4699717;
AND EXCEPT THAT PORTION IF ANY LYING WEST OF A BOUNDARY AND PARTY WALL AGREEMENT LINE AS ESTABLISHED BY INSTRUMENT RECORDED UNDER KING COUNTY RECORDING NO. 7106110101;
AND TOGETHER WITH THAT PORTION OF THE WEST 1/2 OF LOT 2 IN BLOCK 3 OF CHERITON FRUIT GARDENS PLAT NO. 1, AS PER PLAT RECORDED IN VOLUME 7 OF PLATS, PAGE 47, RECORDS OF KING COUNTY, LYING EAST OF A BOUNDARY AND PARTY WALL AGREEMENT LINE AS ESTABLISHED BY INSTRUMENT RECORDED UNDER KING COUNTY RECORDING NO. 7106110101; SITUATE IN THE CITY OF BELLEVUE, COUNTY OF KING, STATE OF WASHINGTON

EXHIBIT F
FORM OF DEED
[333 108th Avenue N.E., Bellevue, Washington]
Filed for Record at Request of and
Copy returned to:

Grantor: Grantee:	EQC Operating Trust, a Maryland real estate investment trust, successor in interest to Hub Bellevue Properties LLC ____________________, a ____________________
Legal Description (abbreviated):	___________________
Assessor’s Property Tax Parcel Number:	154410-0316-08

BARGAIN AND SALE DEED
The Grantor, EQC OPERATING TRUST, a Maryland real estate investment trust, successor in interest to Hub Bellevue Properties LLC, for and in consideration of Ten Dollars ($10.00) in hand paid, bargains, sells and conveys to ______________, a _____________, the Grantee, that real property situated in the County of King, State of Washington, and legally described on the attached Schedule A, incorporated herein by this reference, together with all buildings, structures, fixtures, systems and other improvements located on the real property excluding fixtures owned by tenants (“Property”).
SUBJECT TO all matters and encumbrances set forth on Schedule B attached hereto.
TO HAVE AND TO HOLD the Property, subject to the foregoing; and Grantor does hereby warrant and forever defend the Property, subject to the foregoing, unto Grantees against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise.

[Signature Page Follows]

DATED effective the ____ day of _____________, 2020.

GRANTOR:

EQC OPERATING TRUST, a Maryland real estate investment trust, successor in interest to Hub Bellevue Properties LLC
By:
Name:
Its:
[Notary Acknowledgment Page Follows]

STATE OF ________ )
) ss
County of _________ )
On this, the ___ day of __________, 20___ before me, a Notary Public, the undersigned officer, personally appeared   [Name] , who acknowledged [himself/herself] to be the  [Title]   of  [Company Name] , and that [he/she] in such capacity, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing on behalf of said entity.

NOTARY PUBLIC
Print Name:
Commission No.
My commission expires:

Schedule A
to
Bargain and Sale Deed

Legal Description

Schedule B
to
Bargain and Sale Deed

Exceptions

1.Acts of Grantee, and those claiming by, through and under Grantee.
2.Any service, installation, connection, maintenance, construction, tap or reimbursement charges/costs for sewer, water, garbage or electricity.
3.Potential charges for the King County Sewage Treatment Capacity Charge, as authorized under RCW 35.58 and King County Code 28.84.050.
4.Facility Charges, if any, including but not limited to hook-up, or connection charges and latecomer charges for water or sewer facilities of City of Bellevue as disclosed by instrument recorded November 9, 1977 as Recording No. 7711090948.
5.Facility Charges, if any, including but not limited to hook-up, or connection charges and latecomer charges for water or sewer facilities of City of Bellevue as disclosed by instrument recorded December 20, 1996 as Recording No. 9612200938.
6.General and special taxes and assessments not delinquent as of the date of this Deed.
7.Rights of tenants in possession, as tenants only, under unrecorded leases.
8.Zoning, building and other governmental and quasi-governmental laws, codes and regulations.
9.(A) Unpatented mining claims; (B) reservations or exceptions in patents or in acts authorizing the issuance thereof; (C) Water rights, claims or title to water; whether or not the matters excepted under (A), (B), or (C) are shown by the public records; (D) Indian Tribal Codes or Regulations, Indian Treaty or Aboriginal Rights, including easements or equitable servitudes.
10.Covenants, conditions, restrictions, and private or public utility easements of record.
11.Discrepancies, conflicts in boundary lines, shortage in area, encroachments, or any other facts which a correct survey would disclose, and which are not shown by public records.
12.Liens or possible liens arising from work contracted for, or performed by, tenants under leases.
13.[All other exceptions approved in accordance with the provisions of Section 3 of the Agreement, to the extent such exceptions would not be described under Items 1-12 above.]

EXHIBIT G
BILL OF SALE AND GENERAL ASSIGNMENT
[333 108th Avenue N.E., Bellevue, Washington]
This instrument is executed and delivered to be effective as of ______________, 20__, by and between [SELLER] (“Seller”), and [PURCHASER] (“Purchaser”), covering the real property described in Exhibit A attached hereto (“Real Property”), commonly known as “[NAME]” (the “Building”).
WHEREAS, Seller and [Purchaser][_______, as predecessor in interest to Purchaser] are parties to that certain Real Estate Sale Agreement (as may have been amended from time to time, the “Sale Agreement”), dated ______________, 2020, pursuant to which Seller has agreed to convey to Purchaser all of Seller’s right, title and interest in the Real Property.
WHEREAS, Seller and Purchaser are entering into this Assignment pursuant to the terms of the Sale Agreement.
1.Sale of Personal Property. For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Purchaser all of Seller’s right, title, and interest in and to the Tangible Personal Property (as defined in the Agreement), other than the items set forth on the list attached hereto as Exhibit B.
2.General Assignment. For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Purchaser, all of Seller’s right, title and interest in and to (i) the Leases (as defined in the Company Disclosure Letter) and security deposits (“Security Deposits”) described in Exhibit C attached hereto relating to the Real Property (but subject to any rights or obligations with respect to the Leases retained by Seller in the Sale Agreement), (ii) the service contracts described in Exhibit D attached hereto (the “Service Contracts”), (iii) the contracts described in Exhibit E attached hereto (the “Construction Contracts”) and (iv) the Asset-Related Property (as defined in the Sale Agreement). Purchaser hereby accepts such assignment and hereby assumes and agrees to be bound by and to perform, effective as of the date hereof, all of the obligations, covenants and agreements of Seller under the Leases, Service Contracts, Construction Contracts and Asset-Related Property, in each case solely to the extent arising from and after the date hereof.
3.Exclusions. Notwithstanding the foregoing, Seller hereby expressly excludes all property owned by tenants or other third party users or occupants of the Property, all rights with respect to any refund of taxes applicable to any period prior to the date hereof, all rights to any insurance proceeds or settlements for events occurring prior to the date hereof (subject to Section 5 of the Agreement), and all property owned by Seller’s property manager, in each case subject to the terms of the Sale Agreement, in each case to the extent set forth in the Sale Agreement.

4.Successors and Assigns. This instrument is binding upon, and shall inure to the benefit of Seller and Purchaser and their respective heirs, legal representatives, successors and assigns.
5.Power and Authority. Each of Purchaser and Seller represents and warrants to the other that it is fully empowered and authorized to execute and deliver this instrument, and that the individual signing this instrument on its behalf is fully empowered and authorized to do so.
6.Attorneys’ Fees. In the event of litigation between the parties with respect to this Assignment, the sole prevailing party therein shall be entitled to recover from the losing party all of its costs of enforcement and litigation, including, but not limited to, its reasonable attorneys’ and paralegal fees, witness fees, court reporters’ fees and other costs of suit.
7.Limitations on Liability. Seller’s liability hereunder shall, at all times, be subject to the limitations set forth in Section 10 of the Agreement.
8.Counterparts. This Assignment may be signed in any number of counterparts each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.
[signature page follows next]

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed effective as of the date written above.

SELLER:	[SELLER] By: Name: Its:

PURCHASER:	[PURCHASER] By: Name: Its:

EXHIBIT H
NOTICE TO TENANTS
[333 108th Avenue N.E., Bellevue, Washington]
___________, 20__
Re: Sale of [NAME], [CITY], [STATE] (the “Property”)
Dear Tenant:
This is to notify you that the Property has been sold to [PURCHASER] (“Purchaser”) and that ____________________________ has been retained by the Purchaser as managing agent of the building. Any security or other deposits and any prepaid rents under your lease have been transferred to the new owner.
Effective immediately, all rental payments, notices to the Landlord, and correspondence pursuant to your lease should be mailed to such address as Purchaser may direct in a separate notice.

Very truly yours, [SELLER] By: Name: Its:

H-1

EXHIBIT I
NOTICE TO VENDORS
[333 108th Avenue N.E., Bellevue, Washington]
______________, 20__
Re: Sale of [NAME], [CITY], [STATE] (the “Property”)
Dear Contractor:
This is to notify you that the Property has been sold to [PURCHASER] (“Purchaser”). Purchaser has assumed all of the obligations of the undersigned under the contract with you as of the date hereof. All notices to Purchaser should be sent to Purchaser in the manner provided to such address as Purchaser may direct in a separate notice.

Very truly yours, [SELLER] By: Name: Its:

I-1

EXHIBIT J
CERTIFICATE OF NON-FOREIGN STATUS
[333 108th Avenue N.E., Bellevue, Washington]
Section 1445 of the Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. _______________, a ______________________(“Transferor”), is the owner for U.S. tax purposes of the property commonly known as __________________. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by Transferor, the undersigned hereby certifies the following on behalf of Transferor:
1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2. Transferor’s U. S. employer identification number is ___________;
3. Transferor’s office address is Two North Riverside Plaza, Suite 2100, Chicago, Illinois 60606; and
4. Transferor is not a “disregarded entity” as defined in IRS Regulation 1.1445-2(b)(2)(iii).
Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment or both.
Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

[TRANSFEROR] By: Name: Its:

J-1

Exhibit 12.13
SAMPLE PRESS RELEASE
Seller entered into a contract on February 12, 2020, to sell its 435,000 square foot office property at 333 108th Avenue NE in Bellevue, WA, for a gross sale price of $401.5 million. Proceeds after credits primarily for contractual lease costs and transfer taxes are expected to be approximately $XXX.X million. The closing is expected to occur on or before March 12, 2020. This transaction is subject to customary closing conditions and extensions, and there is no certainty that it will close.
Ex. 12.13-1